Exhibit 10.5.1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is executed as of July 1, 2013 by and among COMERICA BANK, as Administrative Agent for the Lenders (in such capacity “Agent”), Regions Bank, as Syndication Agent, and RETAILMENOT, INC., a Delaware corporation, CSB ACQUISITION CO., LLC, a Delaware limited liability company, SPECTRAWIDE ACQUISITION CO., LLC, a Delaware limited liability company, CLTD ACQUISITION CO., LLC, a Delaware limited liability company, SMALLPONDS, LLC, a Delaware limited liability company, DEALS.COM, LLC, a Delaware limited liability company, WSM CV, LLC, a Delaware limited liability company, and RNOT, LLC, a Delaware limited liability company (each a “Grantor” and collectively, “Grantors”). In the event of any conflict between a provision of this Agreement and a provision of the Loan Agreement (as defined below), the Loan Agreement will control. As used herein, “Effective Date” means the date of first occurrence of a Springing Lien Event.

RECITALS

A. Lenders have agreed to make certain advances of money and to extend certain financial accommodations (the “Loans”) to Grantors in the amounts and manner set forth in that certain Amended and Restated Revolving Credit and Term Loan Agreement by and among Grantors, Agent and the Lenders signatories thereto dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Lenders are willing to make the Loans to Grantors, but only upon the condition, among others, that each Grantor shall grant to Agent, for the benefit of Agent and for the ratable benefit of the Lenders, a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantors under the Loan Agreement.

B. Pursuant to the terms of that certain Security Agreement dated as of the Effective Date by and among Grantors and the Agent, each Grantor has granted to Agent a security interest in all of such Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantors and Agent or the Lenders, each Grantor hereby represents, warrants, covenants and agrees as follows:

DEFINITIONS

“Copyrights” shall mean all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing (including in each case, as to all of the foregoing and, without limitation, as set forth on Exhibit A attached hereto), together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Agent to sue in its own name and/or in the name of such Grantor for past, present and future infringements of copyright.

“Trademarks” shall mean all trademarks, service marks, trade names and service names and the goodwill associated therewith (including in each case, as to all of the foregoing and, without limitation, as set forth on Exhibit B attached hereto), together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Agent to sue in its own name and/or in the name of such Grantor for past, present and future infringements of trademark.

“Patents” shall mean all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein and, including in each case, as to all of the foregoing and, without limitation, as set forth on Exhibit C attached hereto, (ii) licenses pertaining to any patent whether such Grantor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of such Grantor and/or in the name of Agent for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuation-in-part with respect to any of the foregoing.

AGREEMENT

To secure the obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Grantors and Agent or the Lenders, each Grantor grants and pledges to Agent a security interest in all of such Grantor’s right, title and interest in, to and under its intellectual property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively, the “Intellectual Property Collateral”).

This security interest is granted in conjunction with the security interest granted to Agent under the Security Agreement and the other Loan Documents. The rights and remedies of Agent with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and the other Loan Documents, and those which are now or hereafter available to Agent as a matter of law or equity. Each right, power and remedy of Agent provided for herein or in the Security Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Agent of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Agent, of any or all other rights, powers or remedies.

Grantors shall use commercially reasonable efforts to register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Grantors, to the extent that Grantors, in their reasonable business judgment, deem it appropriate to so protect such intellectual property rights.

Grantors shall promptly give Agent written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

Grantors shall (i) give Agent not less than 10 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Agent may reasonably request for Agent to maintain its perfection in such intellectual property rights to be registered by Grantors; (iii) upon the request of Agent, either deliver to Agent or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Agent with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Agent to be filed for Agent to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

Grantors shall execute and deliver such additional instruments and documents from time to time as Agent shall reasonably request to perfect and maintain the perfection and priority of Agent’s security interest in the Intellectual Property Collateral.

Grantors shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of their respective material trade secrets, Trademarks, Patents and Copyrights, (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Agent in writing of material infringements detected and (iii) not allow any material trade secrets, Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Agent, which shall not be unreasonably withheld.

Agent may audit Grantors’ Intellectual Property Collateral to confirm compliance with this Intellectual Property Security Agreement, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Agent shall have the right, but not the obligation, to take, at Grantors’ sole expense, any actions that Grantors are required under this section to take but which Grantors fail to take, after 15 days’ notice to Grantors. Grantors shall reimburse and indemnify Agent for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section.

Each Grantor represents and warrants that Exhibits A, B and C attached hereto set forth any and all intellectual property rights in connection to which such Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

This Agreement is executed as an amendment, restatement and modification of (but not as a novation or substitution for) that certain Intellectual Property Security Agreement dated as of November 24, 2010 among those Grantor entities in existence at such date and Agent.

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IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Agent:	AGENT:

1717 Main Street Dallas, Texas 75201 Attention: TLS Lending (Austin)	COMERICA BANK, as Agent
	By:	/s/ Stephen P. Bitter
Stephen P. Bitter
Vice President

Intellectual Property Security Agreement – Signature Page

Address of each Grantor:	GRANTORS:

301 Congress Avenue, Suite 700 Austin, Texas 78701 Attention: G. Cotter Cunningham, CEO	RETAILMENOT, INC.
	By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham
President and Chief Executive Officer
SPECTRAWIDE ACQUISITION CO., LLC, CSB ACQUISITION CO., LLC, CLTD ACQUISITION CO., LLC, SMALLPONDS, LLC, DEALS.COM, LLC, RNOT, LLC, and WSM CV, LLC

	By:	RetailMeNot, Inc.,
as sole member of each entity listed above

		By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham
President and Chief Executive Officer

Intellectual Property Security Agreement – Signature Page